    As filed with the Securities and Exchange Commission on November 9, 1994
                                                     Registration No. __________

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                            ------------------------

                          FIRST UNITED BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)


           Arkansas                                            71-0538646
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                          MAIN AND WASHINGTON STREETS
                           EL DORADO, ARKANSAS 71730
                                 (501) 863-3181
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                       FIRST UNITED BANCSHARES, INC. 1994
                           EQUITY PARTICIPATION PLAN
                           (Full Title of the Plan)

                            ------------------------


John E. Burns                                             Copies of Communications to:
Chief Financial Officer                                   S. Scott Luton, Esquire
Main and Washington Streets                               Ivester, Skinner & Camp, P.A.
El Dorado, Arkansas  71730                                111 Center Street, Suite 1200
(501) 863-3181                                            Little Rock, Arkansas  72201
(Name, address, including zip code, and telephone         (501) 376-7788
number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


==================================================================================================================================
                                                 Proposed Maximum                  Proposed Maximum
Title of Securities        Amount to be         Offering Price Per                Aggregate Offering                 Amount of
 to be Registered           Registered                Share                              Price                    Registration Fee
- ----------------------------------------------------------------------------------------------------------------------------------
 Common Stock             100,000 Shares            $31.75 (1)                      $3,175,000 (1)                    $635.00
(par value $1.00)
==================================================================================================================================


    (1) Calculated pursuant to paragraphs (c) and (h) of Rule 457 based upon the average of the bid and ask price for the common stock on November 8, 1994, which is a date within five business days prior to the date of filing the Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part 1 of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by First United Bancshares, Inc. ("Registrant" or "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (the "Form 10-K") filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

         (2) Registrant's Current Report on Form 8-K filed June 16, 1994, as amended under the cover of Form 8-K/A on August 12, 1994, pursuant to
Section 13(a) of the Exchange Act, said Current Report containing a statement of historical and pro forma financials of Registrant and InvestArk Bankshares, Inc. regarding Registrant's acquisition of InvestArk Bankshares, Inc. on June 14, 1994.

         (3) Registrant's Current Report on Form 8-K filed October 18, 1994, pursuant to Section 13(a) of the Exchange Act, said Current Report containing a restatement of the financial statements of Registrant after giving effect to a pooling of interest transaction which was consummated on June 14, 1994.

         (4) All other reports filed pursuant to Section 13(a) of the Exchange Act, since the end of the fiscal year covered by the Form 10-K referred to above.

         (5) The description of Registrant's Common Stock contained in Registrant's registration statement on Form S-4, which became effective May 6, 1994, Commission File No. 33-52341, and any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities being registered on this Form S-8 are currently registered under Section 12 of the Securities Exchange Act of 1934, as amended, and, therefore, this item is not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Arkansas Business Corporation Act of 1987 (the "Act") codified at Ark. Code Ann. Section 4-27-101 et. seq. and more specifically at Ark. Code Ann.
Section 4-27-850 permits an Arkansas corporation to indemnify directors, officers, employees and agents under some circumstances, and mandates indemnification under certain limited circumstances. The Act permits a corporation to indemnify a director, officer, employee, or agent for expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Act grants express power to an Arkansas corporation to purchase liability insurance for its directors, officers, employees and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnifications.

         The Amended and Restated Articles of Incorporation and the Bylaws of First United provides that the directors, officers, employees and agents of First United shall be indemnified as set forth below.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

         TWELFTH. The corporation may indemnify any person who was, or is, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding to the fullest extent permitted by the Arkansas Business Corporation Act as it now exists or may hereafter be amended.

                                    BY-LAWS

         Section 6. INDEMNIFICATION. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act of the State of Arkansas, as amended and as the same may be amended hereafter, against all expenses, liabilities, and losses (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such director or officer may have or hereafter acquire and, without limiting the generality of such statement, he shall be entitled to his rights of indemnification under any agreement, vote of stockholders, provisions of law, or otherwise, as well as his rights under this paragraph.

         The board of directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         Exhibit No.              Description of Exhibit
         -----------              ----------------------

                5                 Opinion of Ivester, Skinner & Camp, P.A.

               23(a) Consent of Arthur Andersen LLP, independent accountants

               23(b) Consent of Martin and Company, certified public accountants

               23(c)              Consent of Ivester, Skinner & Camp, P.A.
                                  (included as part of Exhibit 5)

               24                 Power of Attorney (included as part of
                                  Signature Page)

               99                 First United Bancshares, Inc. 1994 Equity
                                  Participation Plan

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Dorado, State of Arkansas, on November 9, 1994.

                                        FIRST UNITED BANCSHARES, INC.



                                        /s/ James V. Kelley
                                        ---------------------------------------
                                        James V. Kelley
                                        Chairman, President and Chief Executive
                                        Officer



                                        /s/ John E. Burns
                                        ---------------------------------------
                                        John E. Burns
                                        Vice President and Chief Financial
                                        Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS:   That the undersigned, a Director or
Officer, or both, of First United Bancshares, Inc. (the "Company"), acting pursuant to authorization of the Board of Directors of the Company, hereby appoints James V. Kelley and John E. Burns, attorney-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Company, to sign a Registration Statement on Form S-8 and any amendments (including post effective amendments) and supplements thereto, of the Company to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended (the "Act") with respect to the continuous issuance of the Company's Common Stock pursuant to the Company's Equity Participation Plan, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of November, 1994.

         Signature                                     Title                                     Date
         ---------                                     -----                                     ----
       /s/ James V. Kelley                       Chairman, President,                       November 9, 1994
       -----------------------------             Chief Executive Officer
       James V. Kelley                           and Director


       /s/ John E. Burns                         Vice President, Chief                      November 9, 1994
       -----------------------------             Financial Officer and
       John E. Burns                             Principal Accounting Officer


       /s/ E. Larry Burrow                       Director                                   November 9, 1994
       -----------------------------
       E. Larry Burrow


       /s/ Claiborne P. Deming                   Director                                   November 9, 1994
       -----------------------------
       Claiborne P. Deming

       /s/ Grady E. DuPriest                     Director                                   November 9, 1994
       -----------------------------
       Grady E. DuPriest


       /s/ William A. Eckert, Jr.                Director                                   November 9, 1994
       -----------------------------
       William A. Eckert, Jr.


       /s/ Roy E. Ledbetter                      Director                                   November 9, 1994
       -----------------------------
       Roy E. Ledbetter


       /s/ Michael F. Mahony                     Director                                   November 9, 1994
       -----------------------------
       Michael F. Mahony


                                                 Director                                   __________, 1994
       -----------------------------
       Richard H. Mason


                                                 Director                                   __________, 1994
       -----------------------------
       Jack W. McNutt


       /s/ William E. Morgan, Jr.                Director                                   November 9, 1994
       -----------------------------
       William E. Morgan, Jr.


       /s/ R. Madison Murphy                     Director                                   November 9, 1994
       -----------------------------
       R. Madison Murphy


       /s/ Robert C. Nolan                       Director                                   November 9, 1994
       -----------------------------
       Robert C. Nolan


       /s/ Paula M. O'Connor                     Director                                   November 9, 1994
       -----------------------------
       Paula M. O'Connor


       /s/ Katherine Patton Ozment               Director                                   November 9, 1994
       -----------------------------
       Katherine Patton Ozment


       /s/ Cal Partee, Jr.                       Director                                   November 9, 1994
       -----------------------------
       Cal Partee, Jr.


       /s/ W. C. Partee                          Director                                   November 9, 1994
       -----------------------------
       W. C. Partee


       /s/ Chesley Pruet                         Director                                   November 9, 1994
       -----------------------------
       Chesley Pruet

       /s/ John D. Trimble, Jr.                  Director                                   November 9, 1994
       -----------------------------
       John D. Trimble, Jr.


       /s/ Ralph C. Weiser                       Director                                   November 9, 1994
       -----------------------------
       Ralph C. Weiser


       /s/ David M. Yocum, Jr.                   Director                                   November 9, 1994
       -----------------------------
       David M. Yocum, Jr.

    As filed with the Securities and Exchange Commission on November 9, 1994

                                                         Registration No. ______

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           -------------------------

                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           The Securities Act of 1933


                           -------------------------



                          FIRST UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

================================================================================


                         FIRST UNITED BANCSHARES, INC.
                        FORM S-8 REGISTRATION STATEMENT




                               INDEX TO EXHIBITS



       Exhibit No.              Description of Exhibit
       -----------              ----------------------

              5                 Opinion of Ivester, Skinner & Camp, P.A.

             23(a) Consent of Arthur Andersen LLP, independent accountants

             23(b) Consent of Martin and Company, certified public accountants

             23(c)              Consent of Ivester, Skinner & Camp, P.A.
                                (included as part of Exhibit 5)

             24                 Power of Attorney (include as part of Signature
                                Page)

             99                 First United Bancshares, Inc. 1994 Equity
                                Participation Plan